UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

+1 (801) 975-7200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 27, 2017, ClearOne, Inc. held its 2017 Annual Meeting of Shareholders at which ClearOne’s shareholders voted on the three proposals listed below. The final voting results with respect to each proposal are also set forth below. As of March 27, 2017, the record date for the meeting, there were 8,741,214 shares of common stock were issued and outstanding.

1.	Election of Directors: All four existing directors were re-elected to serve terms expiring at the 2018 Annual Meeting of Shareholders of the Company.

Nominee	Votes For (1)	Votes withheld	Broker Non-votes
Zeynep Hakimoglu	3,563,413	108,014	3,089,708
Brad R. Baldwin	3,552,240	119,187	3,089,708
Larry R. Hendricks	3,556,874	114,553	3,089,708
Eric L. Robinson	3,542,556	128,871	3,089,708

2.	Ratification of the appointment of Tanner, LLC as ClearOne’s independent public accountants: Our shareholders ratified the appointment of Tanner, LLC as our independent public accountants.

Votes For (1)	Votes against	Votes abstained	Broker Non-votes
6,724,875	4,631	31,629	—

3.	Advisory vote on the compensation of our named executive officers: Our shareholders approved the compensation of our named executive officers.

Votes For (1)	Votes against	Votes abstained	Broker Non-votes
3,285,513	301,279	84,635	3,089,708

Note (1) : Votes reported as adjusted pursuant to the provisions of Utah Control Shares Acquisitions Act, as approved by ClearOne shareholders on December 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: May 4, 2017	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chief Executive Officer (Principal Executive Officer)